UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)
July 12, 2004

HCC INSURANCE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN ITS CHARTER)

STATE OR OTHER JURISDICTION OF INCORPORATION:	COMMISSION FILE NUMBER:	IRS EMPLOYER IDENTIFICATION NUMBER:

DELAWARE	001-13790	76-0336636

13403 NORTHWEST FREEWAY
HOUSTON, TEXAS 77040-6094
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

REGISTRANT’S TELEPHONE NUMBER,
INCLUDING AREA CODE — (713) 690-7300

ITEM 5. Other Events
ITEM 7. Financial Statements and Exhibits
SIGNATURES
Press Release dated July 12, 2004

ITEM 5. Other Events.

     The Company issued a press release dated July 12, 2004 announcing the election of Walter M. Duer to serve on the Company’s Board of Directors. A copy of the press release filed by the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are filed with this report.

Number	Description
99.1	Press release dated July 12, 2004 issued by the Company announcing appointment of a new director to the Board of Directors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2004	HCC INSURANCE HOLDINGS, INC.
	By:	/s/ Christopher L. Martin
Christopher L. Martin
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibits Number	Description
99.1	Press release dated July 12, 2004 issued by the Company announcing appointment of a new director to the Board of Directors.